Exhibit 3.3

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E-Filed

Colorado Secretary of State
Date and Time: 01/18/2012 04:10 PM
ID Number: 19871708203

Document number: 20121038693
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 19871708203

1. Entity name: TRANSAX INTERNATIONAL LIMITED
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable) __________

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
   - ☐ "bank" or "trust" or any derivative thereof
   - ☐ "credit union" ☐ "savings and loan"
   - ☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: __________ *(mm/dd/yyyy)*

   OR

   If the corporation's period of duration as amended is perpetual, mark this box: ☑

7. *(Optional)* Delayed effective date: __________ *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

AMD_PC Page 1 of 2 Rev. 5/01/2010

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Morales	Jessica		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

Corporate Creations
(Street name and number or Post Office information)
11380 Prosperity Farms Rd. #221 E

Palm Beach Gardens	FL	33410
(City)	*(State)*	*(Postal/Zip Code)*

	United States
(Province – if applicable)	*(Country – if not US)*

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

AMD_PC Page 2 of 2 Rev. 5/01/2010

Article THIRD of the Articles of Incorporation, as amended, of Transax International Limited (the “Company”) is hereby amended through the addition of the following:

WHEREAS, the Company’s authorized capital includes 100,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, no par value, which such shares of preferred stock are issuable in such series, and with such designations, rights and preferences, as the Board of Directors of the Company may fix from time to time in its sole discretion.

WHEREAS, the Company’s Board of Directors has authorized the creation of a series of shares of the Company’s preferred stock, consisting of 5,000,000 shares, which shall be designated as Series B Convertible Preferred Stock.

WHEREAS, the Company’s Board of Directors has authorized the creation of a series of shares of the Company’s preferred stock, consisting of 6,500,000 shares, which shall be designated as Series B Convertible Preferred Stock.

NOW, THEREFORE, the Company hereby creates of a series of shares of its preferred stock, consisting of 5,000,000 shares, which shall be designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”), and a series of shares of its preferred stock, consisting of 6,500,000 shares, which shall be designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”). The designations, rights and preferences of each of the Series B Preferred Stock and Series C Preferred Stock are as follows:.

Series B Preferred Stock

1.1 Automatic Conversion. Immediately following the date on which the Company shall have filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of Colorado increasing the number of its authorized shares of the Company’s Common Stock, $0.00001 par value (the “Common Stock”) or upon completion of a reverse stock split so that there are a sufficient number of shares of the Common Stock to permit a full conversion of the Series B Preferred Stock into shares of Common Stock based upon the Conversion Price (as hereinafter defined) (the “Conversion Condition”), all amounts due hereunder shall automatically convert into shares of Common Stock at the Conversion Price without any action of the Holder. Promptly thereafter, the Company shall issue to the Holder a certificate representing the number of shares of Common Stock issued pursuant to such automatic conversion of the Series B Preferred Stock as determined in accordance herewith.

1.2 Conversion Price; Number of Shares. The number of shares of Common Stock to be issued upon conversion of the Series B Preferred Stock shall be determined by multiplying (i) the number of shares of the Series B Preferred Stock by (ii) one (1) share of Common Stock after giving effect to an anticipated 700 for 1 reverse stock split of the Common Stock (the “Conversion Price”), subject to further adjustment from time to time upon the happening of certain events as set forth below.

1.3 Stock Dividends. If the Company, at any time while the Series B Preferred Stock is outstanding, shall pay a dividend in shares of, or make other distribution of shares of the Common Stock, then the Conversion Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Conversion Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

1.4 Consolidation or Merger. At any time while the Series B Preferred Stock remains outstanding, in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value), or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Series B Preferred Stock providing that the Holder of the Series B Preferred Stock shall have the right to exercise such new Series B Preferred Stock (upon terms not less favorable to the holder than those then applicable to the Series B Preferred Stock) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Series B Preferred Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such consolidation, merger, sale or transfer by the Holder of one share of Common Stock issuable upon exercise of the Series B Preferred Stock had the Series B Preferred Stock been converted immediately prior to such consolidation, merger, sale or transfer.

Such new Series B Preferred Stock shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Section 1.4 shall similarly apply to successive consolidations, mergers, sales and transfers.

1.5 Restrictions on Shares. The Series B Preferred Stock has been issued by the Company pursuant to the exemption from registration under the Act. The shares of Common Stock issuable upon conversion of the Series B Preferred Stock may not be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to the Company) to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate shares of Common Stock issuable upon conversion of the Series B Preferred Stock that have not been so registered and that has not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS:

1.6 Liquidation. In the event of a liquidation of the Company, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of the Common Stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Conversion Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the “Pari Passu Shares”), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. After the foregoing distributions, the Holders shall be entitled, on a pari passu basis with the holders of Common Stock and treating for the purpose thereof all of the Preferred Shares as having been converted into Common Stock pursuant to Section 2, to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

Series C Preferred Stock

1.1 Automatic Conversion. Immediately following the date on which the Company shall have filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of Colorado increasing the number of its authorized shares of the Company’s Common Stock, $0.00001 par value (the “Common Stock”) or upon completion of a reverse stock split so that there are a sufficient number of shares of the Common Stock to permit a full conversion of the Series C Preferred Stock into shares of Common Stock based upon the Conversion Price (as hereinafter defined) (the “Conversion Condition”), all amounts due hereunder shall automatically convert into shares of Common Stock at the Conversion Price without any action of the Holder. Promptly thereafter, the Company shall issue to the Holder a certificate representing the number of shares of Common Stock issued pursuant to such automatic conversion of the Series C Preferred Stock as determined in accordance herewith.

1.2 Conversion Price; Number of Shares. The number of shares of Common Stock to be issued upon conversion of the Series C Preferred Stock shall be determined by multiplying (i) the number of shares of the Series C Preferred Stock by (ii) one (1) share of Common Stock after giving effect to an anticipated 1 for 700 reverse stock split of the Common Stock (the “Conversion Price”), subject to further adjustment from time to time upon the happening of certain events as set forth below.

1.3 Stock Dividends. If the Company, at any time while the Series C Preferred Stock is outstanding, shall pay a dividend in shares of, or make other distribution of shares of the Common Stock, then the Conversion Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Conversion Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

1.4 Consolidation or Merger. At any time while the Series C Preferred Stock remains outstanding, in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value), or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Series C Preferred Stock providing that the Holder of the Series C Preferred Stock shall have the right to exercise such new Series C Preferred Stock (upon terms not less favorable to the holder than those then applicable to the Series C Preferred Stock) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Series C Preferred Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such consolidation, merger, sale or transfer by the Holder of one share of Common Stock issuable upon exercise of the Series C Preferred Stock had the Series C Preferred Stock been converted immediately prior to such consolidation, merger, sale or transfer. Such new Series C Preferred Stock shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Section 1.4 shall similarly apply to successive consolidations, mergers, sales and transfers.

1.5 Restrictions on Shares. The Series C Preferred Stock has been issued by the Company pursuant to the exemption from registration under the Act. The shares of Common Stock issuable upon conversion of the Series C Preferred Stock may not be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to the Company) to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate shares of Common Stock issuable upon conversion of the Series C Preferred Stock that have not been so registered and that has not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS:

1.6 Voting Rights. In addition to any voting rights provided by applicable law, the holders of Series C Preferred Stock shall have the following voting rights:

(a) General. Subject to Section 1.6(b) hereof, each share of Series C Preferred Stock shall entitle the holder thereof to vote on all matters submitted to a vote of the stockholders of the Company, voting together as a single class with the holders of Common Stock. At any time, each share of Series C Preferred Stock shall be entitled to a number of votes which is equal to the number of shares of Common Stock that could be obtained upon conversion of one share of Series C Preferred Stock at the then applicable Conversion Price (as such amount may be adjusted pursuant to Sections 1.3 and 1.4 hereof).

(b) Voting Rights for Directors.

(i) Subject to Section 1.6(b)(viii), in addition to any other rights to elect directors which the holders of Series C Preferred Stock may have, from and after the date these shares are issued (the “Issue Date”), the holders of all outstanding shares of Series C Preferred Stock, voting separately as a class and to the exclusion of the holders of all other classes of stock of the Company, shall be entitled to elect a total of two individuals to serve as members of the Board of Directors.

(ii) The right to elect directors as described in Section 1.6(b)(i) hereof may be exercised either at a special meeting of the holders of Series C Preferred Stock, called as hereinafter provided in Section 1.6(b)(iii) hereof, at any annual meeting of stockholders held for the purpose of electing directors, or by the written consent of the holders of Series C Preferred Stock without a meeting and thereafter at such annual meeting or by written consent.

(iii) The Secretary of the Company may, and upon the written request of the holders of record of at least 25% of the outstanding shares of Series C Preferred Stock (addressed to the Secretary of the Company at the principal office of the Company) shall, call a special meeting of the holders of Series C Preferred Stock for the election of the directors to be elected by them as herein provided. Such call shall be made by notice to the holders of record by first-class mail, postage prepaid at their respective addresses as they shall appear in the records of the Company, and such notice shall be mailed at least 10 days but no more than 20 days before the date of the special meeting, or as required by law. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders at the place designated by the Secretary of the Company. If such meeting shall not be called by a proper officer of the Company within 15 days after receipt of such written request by the Secretary of the Company, then the holders of record of at least 25% of the shares of Series C Preferred Stock then outstanding may call such meeting at the expense of the Company, and such meeting may be called by such holders upon the notice required for special meetings of stockholders and shall be held at the place designated in such notice. Any holder of Series C Preferred Stock that would be entitled to vote at any such meeting shall have access to the stock record books of the Company for the purpose of causing a meeting of holders of Series C Preferred Stock to be called pursuant to the provisions of this Section 1.6(b)(iii).

(iv) At any meeting held for the purpose of electing directors at which the holders of Series C Preferred Stock shall have the right to elect directors as provided in this Section 1.6(b), the presence in person or by proxy of the holders of a majority of the then outstanding shares of Series C Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof, (x) the absence of a quorum of the holders of Series C Preferred Stock shall not prevent the election of directors other than the directors to be elected by the holders of Series C Preferred Stock, and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of the directors to be elected by the holders of Series C Preferred Stock, and

(y) in the absence of a quorum of the holders of Series C Preferred Stock, a majority of the holders of Series C Preferred Stock present in person or by proxy shall have the power to adjourn the meeting for the election of directors which such holders are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present. (v) Except as provided in Section 1.6(b)(viii) hereof, the term of office of any director elected by the holders of Series C Preferred Stock pursuant to Section 1.6(b)(i) hereof in office at any time shall terminate upon the election of his or her successor at the annual meeting of stockholders held for the purpose of electing directors to the class of directors to which such director belongs.

(vi) In case of a vacancy occurring in the office of any director so elected pursuant to Section 1.6(b)(i) hereof, the holders of a majority of the Series C Preferred Stock then outstanding may, at a special meeting of the holders or by written consent as provided above, elect a successor to hold office for the unexpired term of such director.

(vii) At any annual or special meeting held for the purpose of allowing the holders of the Series C Preferred Stock to take any action pursuant to this Certificate of Designations and where a majority of the then outstanding shares of Series C Preferred Stock are present in person or by proxy, the affirmative vote of the holders present in person or by proxy at such meeting shall be sufficient for such action to have received the approval of the holders of the Series C Preferred Stock.

1.7 Liquidation. In the event of a liquidation of the Company, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of the Common Stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Conversion Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the “Pari Passu Shares”), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares.

After the foregoing distributions, the Holders shall be entitled, on a pari passu basis with the holders of Common Stock and treating for the purpose thereof all of the Preferred Shares as having been converted into Common Stock pursuant to Section 2, to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.